Exhibit 10.7
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant customarily and actually treats as private and confidential.
Patent Purchase Agreement
This Patent Purchase Agreement (the “Agreement”) is entered into this 12th day of May 2021 (the "Effective Date") by and between QIAGEN Sciences, LLC, a Delaware limited liability company with its principal place of business at 19300 Germantown Road, Germantown, MD 20874 (“QIAGEN Sciences”), and QIAGEN GmbH, a German corporation with its principal place of business at QIAGEN Strasse 1, 40724 Hilden, Germany (“QIAGEN GmbH”) (QIAGEN Sciences, and QIAGEN GmbH collectively and individually referred to herein as (“SELLER") and Isoplexis Corporation, with its principal place of business at 35 North East Industrial Road, Branford, CT 06405, USA (“BUYER”). SELLER or BUYER may be referred herein as a Party or collectively the “Parties”.
WHEREAS, SELLER is the owner of patent families as set forth in Schedule I (collectively, the “Patents”).
WHEREAS, BUYER desires to acquire and purchase the Patents under the provisions of this Agreement, and
WHEREAS, SELLER is willing to transfer and sell the Patents to BUYER under said provisions of this Agreement.
Now, therefore, in consideration of the mutual agreements, promises and covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties hereto, intending to be legally bound, agree as follows:
§ 1    Definitions
As used in this Agreement, the following terms have the meanings indicated:
1.1    “Affiliate” of a Party shall mean
a)    an organization, which directly or indirectly Controls a Party;
b)    an organization, which is directly or indirectly Controlled by a Party;
c)    an organization, which is Controlled, directly or indirectly, by the ultimate parent company of a Party;
“Control” as per a) to c) is defined as owning fifty percent or more of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization.
1.2    “Assignment Date” shall have the meaning set forth in Section 2.1.
1.3    “Patent(s)” shall mean the patents and patent applications set forth in Schedule 1, including any and all priority documents, continuations, continuations-in-part, extensions, divisionals, renewals, substitutes, reissues and re-examinations of any of the aforementioned, foreign counterparts thereof, patents issuing therefrom and patents and patent applications claiming priority therefrom anywhere in the world.
1.4    “Third Party” shall mean any individual, corporation, partnership, trust or other business or government organization or entity, any other recognized organization or entity other than SELLER, BUYER and any of their Affiliates.

1.5    “Bulk Reagents” means the bulk reagents supplied to IsoPlexis for it’s barcode reading application pursuant to the Supply Agreement as set forth below:
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§ 2    Sale and Transfer of Patents
2.1.    Effective upon receipt of the consideration required under Section 2.2 hereof (the date of which, will be termed the “Assignment Date”), SELLER, for itself and its Affiliates, hereby irrevocably sells and assigns, subject to the terms in sections 2, 3 and 6, to BUYER and BUYER hereby purchases from SELLER and its Affiliates, all right, privileges, title and interest in and to the Patents, along with the inventions described and claimed in the Patents, and all rights to income, royalties and damages for infringement of the Patents whether occurring or accrued prior to, on or after the Assignment Date.
2.2    In consideration of the assignment pursuant to Section 2.1 above, BUYER shall pay a purchase price of Twenty Million US Dollars (USD $20,000,000) (“Initial Purchase Price”) to SELLER within five (5) business days after the Effective Date.
2.3    All payments required under this Agreement are exclusive of any applicable federal, state and local taxes. Each of the Parties shall be responsible for the payment of taxes and other assessments for which such Party is liable under Applicable Law.
2.4    Payment of the Initial Purchase Price shall be effected via wire transfer free of costs and charges to the following bank account of SELLER:

Account holder:	[***]
Bank:	[***]
Account:	[***]
ABA:	[***]
SWIFT:	[***]
§ 3    Additional Provisions on Sale and Transfer of Patents
3.1    Within [***] days after the Effective Date BUYER and SELLER will enter into a separate Supply Agreement on terms substantially consistent with those set forth in the draft Supply Agreement as mutually agreed between BUYER and SELLER immediately prior to the execution of this Agreement or as otherwise mutually agreed upon in writing between BUYER and SELLER.
3.2    Each Party has the right but not the obligation to issue a mutually agreeable press release (the “Announcement Press Release”) announcing the transaction set forth in this Agreement within [***] days of the Effective Date.
§4    Registration of Rights
4.1    The Parties will cooperate in the registration of the transfer of the Patents and SELLER will, upon receipt of the consideration required in Section 2.2 above, undertake to properly execute all necessary filings or other acts BUYER needs to effect for such registration or otherwise to carry out the purpose and intent of the Agreement.

4.2    SELLER shall pay any maintenance or other fees required to keep the Patents in force until the Assignment Date. BUYER shall bear all costs and expenses which are required to maintain the Patents in force after the Assignment Date including the costs for registration of the transfer of the Patents to BUYER.
§5    Representations and Warranties; Indemnity
5.1    SELLER represents and warrants that:
5.1.1    it has all lawful rights and powers necessary to enter into this Agreement and to sell and transfer the Patents hereunder.
5.1.2    With the exception of the covenant not to sue in §6.1 of the Agreement or any other third-party rights disclosed to BUYER by SELLER in writing or of which BUYER has actual knowledge the Patents are not subject to any liens or encumbrances, security interests, mortgages, pledges, licenses, option agreements and SELLER has not entered into any agreement that restricts its ability to transfer the Patents in accordance with this Agreement.
5.1.3    SELLER, as of the Effective Date, owns all right, title and interest in and to all of the Patents.
5.1.4    Each Patent listed in Schedule 1 is subsisting and unexpired, and has not been abandoned.
5.1.5    SELLER or an Affiliate thereof has made all appropriate filings and registrations (including disclosures to the U.S. Patent and Trademark Office with regard to all material prior art) and taken all appropriate actions in connection with obtaining and maintaining each Patent, all to the best of SELLER’s knowledge.
5.1.6    SELLER has the ability to deliver to BUYER pursuant to Section 4.1, the complete file associated with obtaining and maintaining each Patent, including each document constituting a communication to or from any relevant patent office or other competent authority regarding any Patent.
5.1.7    All actions, as of the Effective Date, necessary to obtain, maintain or otherwise avoid abandonment of any Patent due to be completed within [***] days after the Effective Date have been listed in Schedule 1.
5.1.8    SELLER or an Affiliate thereof has obtained a written assignment to SELLER or an Affiliate thereof for each Patent from the former owner (if acquired from a Third Party) and from all inventors of all inventions disclosed in each Patent, and SELLER or an Affiliate thereof (or if acquired from a Third Party such Third Party) has recorded or registered each such assignment to the extent permitted or required by applicable law to confirm and preserve SELLER’s title to each Patent.
5.1.9    SELLER has not received within the [***] period preceding the Effective Date any claims, notices, or communications alleging or asserting that the Patents, know-how, or Bulk Reagents infringe any third-party intellectual property rights.
Except for the representations set forth above, SELLER makes no further representations or warranties as to the validity, merchantability or fitness for any other purpose of the Patents.

5.2    WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. SELLER MAKES NO REPRESENTATION OR WARRANTY THAT THE PATENTS, KNOW-HOW OR BULK REAGENTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.
IN NO EVENT WILL SELLER BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM BUYER’S EXERCISE OF THIS AGREEMENT OR USE OF BULK REAGENTS.
§6    Miscellaneous
6.1    BUYER and any potential successor irrevocably covenants that it will not assert any claims against or sue SELLER or SELLER’s Affiliates or SELLER’s customers based on a claim that SELLER’s products or the manufacture, use or sale thereof in the Field fall within the scope of one or more of the Patents. “Field” shall mean develop, have developed, manufacture, have manufactured, use, have used, commercialize, or have commercialized any products and services on SELLER’s [***], [***], or improvements and/or modifications thereof. SELLER and any potential successor irrevocably covenants that it will not assert any claims against or sue BUYER or BUYER’s Affiliates or BUYER’s customers based on a claim that BUYER’s products, BUYER’s use, manufacture, or sale of products or services utilizing or exploiting the Bulk Reagents or the Patents.
6.2    This Agreement shall be governed by the laws of the State of Delaware (USA) without giving effect to any conflict of laws principle.
6.3    Subject to Section 6.4, each Party hereby irrevocably and unconditionally submits itself for any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of Delaware, USA.
6.4    Should either Party violate or fail to perform any material term or covenant of this Agreement, the non-defaulting Party shall give written notice of such default to the defaulting Party. The Parties shall then use their best efforts to resolve the dispute and alleged default. If the Parties cannot settle such dispute within an objectively reasonable period of time, then either party may proceed to litigation of the dispute in accordance with the provisions of Section 6.3.
6.5    Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. Any such invalid, ineffective or unenforceable provision shall, to the extent permitted by law, be deemed replaced by such valid, effective and enforceable provision as comes closest to the economic intent and purpose of such invalid, ineffective or unenforceable provision. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.
6.6    The Parties, and the performance of their obligations hereunder, shall at all times during the Term comply with all Applicable Law.

6.7    Addresses for purpose of giving notice are as set forth immediately below, or such other addresses as may be designated in writing by the Parties from time to time during the term of this Agreement:

If to SELLER:

QIAGEN Sciences LLC 19300 Germantown Road Germantown, MD 20874
Attn.:	Legal department

IsoPlexis Corporation 35 N.E. Industrial Road Branford, CT 06482

Attn.:	Sean Mackay, CEO
CC:	Legal department
6.9    The Parties are independent contractors. Neither Party nor its employees, consultants, contractors or agents are agents, fiduciaries, employees or joint ventures of the other, nor do they have any authority to bind the other Party by contract or otherwise to any obligation and will not represent to the contrary, either expressly, implicitly, by appearance or otherwise.
6.10    This Agreement, including all schedules and exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of each Party.
6.10    This Agreement shall inure to the benefit of and be binding upon and enforceable by the Parties and their successors. However, neither Party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other, except that such rights and obligations may be assigned or delegated by either Party to any Affiliate whose performance of this Agreement is guaranteed by the assigning Party or to a corporation or other business which acquires all or substantially all of the assets of that Party to which this Agreement relates.
6.11    The Parties (each a “Receiving Party”) agree to keep any information they receive from the respective other Party (“Disclosing Party”), which is either expressly marked confidential or which may reasonably be regarded as confidential information of the Disclosing Party, including information on the existence and contents of this Agreement, (“Confidential Information”), strictly confidential and not to disclose it to any third party for an unlimited term.

6.12    The above obligation of confidentiality shall not be applicable to the extent:
6.12.1. the Confidential Information is general public knowledge or becomes general or public knowledge through no fault of the Receiving Party (it being agreed that any information included in the Announcement Press Release (and any information substantially consistent with the information included therein) shall not be considered Confidential Information hereunder); or
6.12.2 the Confidential Information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder; or
6.12.3 the Confidential Information is lawfully disclosed to the Receiving Party by a third party which is not subject to a confidentiality obligation vis-à-vis the Disclosing Party; or
6.12.4 the Confidential Information is, based on the advice of the Receiving Party’s outside legal counsel, required to be disclosed by applicable law (including, for the avoidance of doubt, the requirements of any federal securities laws), regulation, stock exchange rule or by the terms of a subpoena or order issued by a court or other governmental body or similar legal process pursuant to applicable law (“Legally Compelled”); provided, however, that (x) the Receiving Party notifies the Disclosing Party reasonably promptly (and in any event prior to any disclosure) of the existence, terms and circumstances surrounding such requirement and the information the Receiving Party intends to disclose, (y) the Receiving Party cooperates with the Disclosing Party (at the Disclosing Party’s expense) to take reasonable measures to protect the Disclosing Party’s Confidential Information from disclosure, and (z) if disclosure of such Confidential Information is required, the Receiving Party will disclose only such information as it is advised by its outside legal counsel is Legally Compelled to be disclosed.
6.12.5 the Agreement is required to be disclosed in SELLERS ongoing litigation with Illumina.
6.13    Subject to Sections 3.2 and 6.12, no Party shall make any public announcement or other disclosure concerning the transactions contemplated herein, or make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of another Party or any of its Affiliates in any public statement or document, except as may, based on the advice of the outside legal counsel of the Party intending to make such public announcement or disclosure, be Legally Compelled (it being understood that such Party will, if practicable under the circumstances, consult with such other Party prior to disclosure), without the prior written consent of the other Party; provided, however, that BUYER (a) may make any filing necessary or useful, including of documents concerning the transactions contemplated herein and including the name of SELLER, SELLER Affiliates and their employees, as necessary to record the assignment of the Patents and carry out the purpose and intent of this Agreement, (b) disclose this Agreement or its terms to any Third Party in connection with asserting the Patents in any litigation or other dispute, or in any transaction or potential transaction involving the Patents, including a settlement agreement or license agreement and (c) may make any public announcement or other disclosure to the extent such public announcement or other disclosure contains solely information previously disclosed in the Announcement Press Release (and any information substantially consistent with the information included therein).

6.14    This Agreement may be executed in duplicate originals at the convenience of the Parties.
6.15    The covenant not to sue granted under or pursuant to this Agreement by BUYER to SELLER is, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code (11 U.S.C. Section 101 et seq.), licenses of rights to “intellectual property” as defined therein. The Parties agree that SELLER, as receiver of such rights, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event that any proceeding shall be instituted by or against BUYER seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or Appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions (each a “Proceeding”), SELLER shall have the right to retain and enforce its rights under this Agreement
IN WITNESS WHEREOF BUYER and SELLER have executed this Agreement by their respective officers hereunto duly authorized on the day and year written below.

QIAGEN SCIENCES LLC		ISOPLEXIS CORPORATION

By:	/s/ Roland Sackers	By:	/s/ Sean Mackay

Print Name: Roland Sackers		Print Name: Sean Mackay

Title: CFO		Title: CEO

QIAGEN GmbH

By:	/s/ Roland Sackers

Print Name: Roland Sackers

Title: CFO

/s/ QIAGEN Legal
/s/ QIAGEN Finance Department

Schedule 1
Patents
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